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As filed with the Securities and Exchange Commission on April 5, 2011

Registration Statement No. 333-173160

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Golar LNG Partners LP
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4400 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda +1 (441) 295-4705
(Address and telephone number of Registrant's principal executive offices)

Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Catherine S. Gallagher Adorys Velazquez Vinson & Elkins L.L.P. 1455 Pennsylvania Avenue NW Washington, DC 20004 (202) 639-6500 (telephone number) (202) 639-6604 (facsimile number)	Sean T. Wheeler Latham & Watkins LLP 717 Texas Avenue, 16th Floor Houston, Texas 77002 (713) 546-5400 (telephone number) (713) 546-5401 (facsimile number)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)

Common units representing limited partner interests	13,800,000	$22.00	$303,600,000	$35,248

(1)
Includes common units issuable upon exercise of the underwriters' over-allotment option.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) based on a bona fide estimate of the maximum aggregate offering price.

(3)
The registration fee of $35,248 was previously paid on March 30, 2011.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this Amendment No. 1 is to amend the table entitled "Calculation of Registration Fee" that was included in the Registration Statement on Form F-1 (File No. 333-173160) initially filed with the Securities and Exchange Commission on March 30, 2011 (the "Form F-1") and to file a revised Exhibit 23.1. Accordingly, this Amendment No. 1 consists only of this explanatory note and revised versions of the facing page and Part II, including the signature page and the exhibit index. This Amendment No. 1 does not contain a copy of the prospectus that was included in the Form F-1 and is not intended to amend or delete any part of the prospectus.

 PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" discloses that we will generally indemnify our directors, officers and the affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which Golar LNG Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7.    Recent Sales of Unregistered Securities.

        On September 24, 2007, in connection with the formation of the partnership, Golar LNG Partners LP issued to (a) Golar GP LLC the 2.0% general partner interest in the partnership for $20.00 and (b) Golar LNG Limited the 98.0% limited partner interest in the partnership for $980.00 in an offering exempt from registration under Section 4(2) of the Securities Act.

        There have been no other sales of unregistered securities within the past three years.

Item 8.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Limited Partnership of Golar LNG Partners LP
3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Golar LNG Partners LP (included as Appendix A to the Prospectus)
3.3**	Certificate of Formation of Golar GP LLC
3.4**	Limited Liability Company Agreement of Golar GP LLC
5.1**	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
8.2**	Opinion of Watson, Farley & Williams (New York) LLP relating to tax matters
10.1**
Facility Agreement dated September 29, 2008 for a Senior Secured Revolving Credit Facility by and among Golar LNG Partners LP (as borrower) and the Banks and Financial Institutions Referred to therein (as lenders)
10.2**	Form of Omnibus Agreement
10.3**	Form of Management and Administrative Services Agreement between Golar LNG Partners LP and Golar Management Limited
10.4**	Form of Contribution Agreement
10.5**†	Time Charter Party dated July 2, 1997 between Faraway Maritime Shipping Company and Pertamina

Exhibit No.	Description
10.6**†	Time Charter Party dated October 25, 2001 between Golar 2215 UK Ltd. and Methane Services Limited
10.7**†	Time Charter Party dated September 4, 2007 between Golar Spirit UK Ltd. and Petróleo Brasileiro S.A.
10.8**†	Operation and Services Agreement dated September 4, 2007 between Golar Serviços de Operação de Embarcações Limitada and Petróleo Brasileiro S.A.
10.9**†
Option Agreement dated December 22, 2010 by and among Braspetro Oil Services Company-Brasoil, as Option Holder, Golar Spirit UK Ltd., as Lessee, Sovereign Freeze Limited, as Owner, Santander Asset Finance PLC, as Second Mortgagee, Golar LNG Limited, as Lessee Parent and Nordea Bank Norge ASA, as Security Agent
10.10**†	Time Charter Party dated September 4, 2007 between Golar Winter UK Ltd. and Petróleo Brasileiro S.A.
10.11**†	Operation and Services Agreement dated September 4, 2007 between Golar Serviços de Operação de Embarcações Limitada and Petróleo Brasileiro S.A.
10.12**†
Option Agreement dated September 4, 2007 by and among Braspetro Oil Services Company-Brasoil, as Option Holder, Golar Winter UK Ltd., as Sub-Lessee, Golar LNG 2220 Corporation as Lessee, Lloyds TSB Maritime Leasing (NO. 13) Limited, as Owner and Golar LNG Limited, as Lessee Parent
10.13**	Form of Management Agreement with Golar Management Limited
10.14**	Form of $20.0 Million Revolving Credit Agreement by and between Golar LNG Partners LP and Golar LNG Limited
21.1**	List of Subsidiaries of Golar LNG Partners LP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Wood Mackenzie Limited
23.3**	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibits 5.1 and 8.2)
23.4**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1**	Power of Attorney

*
Filed herewith.

**
Previously filed.

†
Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant undertakes to provide to the limited partners the financial statements required by Form 20-F for the first full fiscal year of operations of the partnership.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 5th day of April, 2011.

GOLAR LNG PARTNERS LP
By:	/s/ GRAHAM ROBJOHNS
	Name:	Graham Robjohns
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GRAHAM ROBJOHNS Graham Robjohns	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	April 5, 2011
* Kate Blankenship	Director	April 5, 2011
* Tor Olav Trøim	Chairman of the Board of Directors	April 5, 2011
* Georgina Sousa	Director	April 5, 2011
* Hans Petter Aas	Director	April 5, 2011
* Paul Leand, Jr.	Director	April 5, 2011

* By:	/s/ GRAHAM ROBJOHNS Graham Robjohns as attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Golar LNG Partners LP in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 5th day of April, 2011.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director Authorized Representative in the United States

 EXHIBIT LIST

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Limited Partnership of Golar LNG Partners LP
3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Golar LNG Partners LP (included as Appendix A to the Prospectus)
3.3**	Certificate of Formation of Golar GP LLC
3.4**	Limited Liability Company Agreement of Golar GP LLC
5.1**	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
8.2**	Opinion of Watson, Farley & Williams (New York) LLP relating to tax matters
10.1**
Facility Agreement dated September 29, 2008 for a Senior Secured Revolving Credit Facility by and among Golar LNG Partners LP (as borrower) and the Banks and Financial Institutions Referred to therein (as lenders)
10.2**	Form of Omnibus Agreement
10.3**	Form of Management and Administrative Services Agreement between Golar LNG Partners LP and Golar Management Limited
10.4**	Form of Contribution Agreement
10.5**†	Time Charter Party dated July 2, 1997 between Faraway Maritime Shipping Company and Pertamina
10.6**†	Time Charter Party dated October 25, 2001 between Golar 2215 UK Ltd. and Methane Services Limited
10.7**†	Time Charter Party dated September 4, 2007 between Golar Spirit UK Ltd. and Petróleo Brasileiro S.A.
10.8**†	Operation and Services Agreement dated September 4, 2007 between Golar Serviços de Operação de Embarcações Limitada and Petróleo Brasileiro S.A.
10.9**†
Option Agreement dated December 22, 2010 by and among Braspetro Oil Services Company-Brasoil, as Option Holder, Golar Spirit UK Ltd., as Lessee, Sovereign Freeze Limited, as Owner, Santander Asset Finance PLC, as Second Mortgagee, Golar LNG Limited, as Lessee Parent and Nordea Bank Norge ASA, as Security Agent
10.10**†	Time Charter Party dated September 4, 2007 between Golar Winter UK Ltd. and Petróleo Brasileiro S.A.
10.11**†	Operation and Services Agreement dated September 4, 2007 between Golar Serviços de Operação de Embarcações Limitada and Petróleo Brasileiro S.A.
10.12**†
Option Agreement dated September 4, 2007 by and among Braspetro Oil Services Company-Brasoil, as Option Holder, Golar Winter UK Ltd., as Sub-Lessee, Golar LNG 2220 Corporation as Lessee, Lloyds TSB Maritime Leasing (NO. 13) Limited, as Owner and Golar LNG Limited, as Lessee Parent

Exhibit No.	Description
10.13**	Form of Management Agreement with Golar Management Limited
10.14**	Form of $20.0 Million Revolving Credit Agreement by and between Golar LNG Partners LP and Golar LNG Limited
21.1**	List of Subsidiaries of Golar LNG Partners LP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Wood Mackenzie Limited
23.3**	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibits 5.1 and 8.2)
23.4**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1**	Power of Attorney

*
Filed herewith.

**
Previously filed.

†
Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 6. Indemnification of Directors and Officers.
  Item 7. Recent Sales of Unregistered Securities.
  Item 8. Exhibits and Financial Statement Schedules.
  Item 9. Undertakings.
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
EXHIBIT LIST